                           SCHEDULE 14C INFORMATION
                           ------------------------

                Information Statement Pursuant to Section 14(c)
                    of the Securities Exchange Act of 1934

Check the appropriate box:

 X   Preliminary Information Statement
---
___ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
___  Definitive Information Statement

         Seagate Software Information Management Group Holdings, Inc.
         ------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

 X   No fee required.
---
___  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies: N/A
                                                                         -------
     (2) Aggregate number of securities to which transaction applies: N/A
                                                                      ----------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A
                                             -----------------------------------
     (4) Proposed maximum aggregate value of transaction: N/A
                                                          ----------------------
     (5) Total fee paid: N/A
                         -------------------------------------------------------
___  Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid: N/A
                                 -----------------------------------------------
     (2) Form, Schedule, or Registration Statement No.: N/A
                                                        ------------------------
     (3) Filing Party: N/A
                       ---------------------------------------------------------
     (4) Date Filed: N/A
                     -----------------------------------------------------------

         SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP HOLDINGS, INC.

TO OUR STOCKHOLDERS:

     This information statement is being provided to the stockholders of Seagate Software Information Management Group Holdings, Inc. (the "Company"). The Company's board of directors and its majority stockholders have approved an amendment to the Company's Certificate of Incorporation which changes the name of the Company to "Crystal Decisions, Inc." As a matter of regulatory compliance, we are sending you this information statement, which describes the purpose and effect of the aforementioned amendment.

     Please feel free to call us at (650) 473-3130 should you have any questions on the enclosed information statement. We thank you for your continued interest in the Company.

                              For the Board of Directors of
                              SEAGATE SOFTWARE INFORMATION
                              MANAGEMENT GROUP HOLDINGS, INC.

                              Gregory B. Kerfoot
                              President and Chief Executive Officer

Palo Alto, California
March __, 2001

         SEAGATE SOFTWARE INFORMATION MANAGEMENT GROUP HOLDINGS, INC.
                              895 Emerson Street
                             Palo Alto, CA  94301
                                (650) 473-3130

                             INFORMATION STATEMENT

General Information for Stockholders

      This information statement is furnished to the holders of Common Stock of Seagate Software Information Management Group Holdings, Inc., a Delaware corporation (the "Company"), in order to comply with the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Regulation 14C under the Exchange Act. The purpose of this Information Statement is to inform all stockholders of the approval of an amendment (the "Amendment") to the Company's Certificate of Incorporation which changes the name of the Company to "Crystal Decisions, Inc." This information statement is being first sent to stockholders on or about March __, 2001.

      The Company has obtained the affirmative vote of the holders of a majority of the Company's Common Stock (the "Voting Capital Stock") to the foregoing amendment. WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.

Vote Required

      The affirmative vote of a majority of the outstanding Voting Capital Stock is required to amend the Company's Certificate of Incorporation. Each share of Voting Capital Stock is entitled to one vote per share on the Amendment. The record date established by the Company for purposes of determining the number of outstanding shares of Common Stock of the Company is February 9, 2001 (the "Record Date"); the number of shares that voted to approve the aforementioned actions was 75,001,000, representing approximately 99.6% of the Voting Capital Stock.

Section 228 of the Delaware General Corporation Law

      Section 228 of the Delaware General Corporation Law (the "Delaware Law") provides that the written consent of the holders of outstanding shares of Voting Capital Stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Article I, Section 1.7 of the Company's Bylaws and in accordance with Section 242 of the Delaware Law, a majority of the outstanding shares of Voting Capital Stock entitled to vote thereon is required in order to amend the Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the name change as early as possible in order to accomplish the purposes of the

Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company.

      Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the approval of the Amendment.

Stockholder Proposals to be Presented at Next Annual Meeting

      Proposals of stockholders which are intended to be presented by such stockholders at the Company's 2001 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than __________ __, 2001 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The proxy card attached to the materials for the 2001 Annual Meeting of Stockholders will grant the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's Annual Meeting in 2001 but does not request inclusion in the materials prepared by the Company, or intends to bring before the stockholders at the 2001 Annual Meeting a proposal that is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than __________ __, 2001. The stockholder may not bring the proposal before the stockholders at the 2001 Annual Meeting of Stockholders, regardless of whether the proposal is included in the materials sent to the stockholders, unless the stockholder has complied with the foregoing notice provisions. The proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company's Annual Meeting in 2001.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of February 9, 2001 certain information regarding beneficial ownership of the Common Stock by (i) each stockholder known to the Company to be the beneficial owner of more than 5% of the Common Stock,
(ii) each director and named executive officer of the Company and (iii) all executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting investment power with respect to the shares beneficially owned.

                                                         Number of    Percent of
                                                           Common       Common
                                                         Equivalent   Equivalent
                                                         Shares(1)    Shares(1)
                                                         ----------   ----------

      Seagate Software (Cayman) Holdings(2)............. 75,001,000      99.6%
        P.O. Box 265GT
        Walker House
        Georgetown
        Grand Cayman
        Cayman Islands

      Stephen J. Luczo(3)............................... 75,207,250      99.8%

      Donald L. Waite(4)................................ 75,051,000      99.7%

      Gregory B. Kerfoot(5)............................   1,062,499       1.4%

      David J. Roux (6)................................. 75,001,000      99.6%

      John W. Thompson (7) ............................. 75,001,000      99.6%

      David F. Marquardt (8)............................ 75,001,000      99.6%

      Justin Chang......................................          0          *

      Eric Patel(9).....................................     88,541          *

      William Gibson....................................          0          *

      All directors and executive officers as a group (9
        persons)(10).................................... 76,408,290      99.9%

--------------------------------------------------------------------------------

*  Less than one percent.

(1) Applicable percentage ownership is based on 75,310,260 shares of common stock outstanding as of February 9, 2001 together with applicable options for such stockholders exercisable on February 9, 2001 or within 60 days thereafter. We determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission based on factors including voting and investment power with respect to shares subject to applicable community property laws. Common stock issuable upon the exercise of options currently exercisable or exercisable within 60 days after February 9, 2001 are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.

(2) Seagate Software (Cayman) Holdings ("Suez Software") acquired 75,001,000 shares of our common stock on November 22, 2000.

(3) Includes 175,000 shares of common stock that are subject to repurchase by Seagate Software at the Company's option. Seagate Software's repurchase right lapses for 43,750 shares each October 22, 2000, 2001, 2002 and 2003. Includes 31,250 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after February 9, 2001. Includes 75,001,000 shares of common stock beneficially owned by Suez Software to which Mr. Luczo may be deemed, in his capacity as an officer of New SAC, to have shared voting or dispositive power. Mr. Luczo disclaims such beneficial ownership.

(4) Includes 50,000 shares of common stock that are subject to repurchase by the Company at the Company's option. Seagate Software's repurchase right lapses for 12,500 shares each October 22, 2000, 2001, 2002 and 2003. Includes 75,001,000
shares of common stock beneficially owned by Suez Software to which Mr. Waite may be deemed, in his capacity as an officer of New SAC, to have shared voting or dispositive power. Mr. Waite disclaims such beneficial ownership.

(5) Includes 1,062,499 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after February 9, 2001.

(6) Includes 75,001,000 shares of common stock beneficially owned by Suez Software to which Mr. Roux may be deemed, in his capacity as a director of New SAC, to have shared voting or dispositive power. Mr. Roux disclaims such beneficial ownership.

(7) Includes 75,001,000 shares of common stock beneficially owned by Suez Software to which Mr. Thompson may be deemed, in his capacity as a director of New SAC, to have shared voting or dispositive power. Mr. Thompson disclaims such beneficial ownership.

(8) Includes 75,001,000 shares of common stock beneficially owned by Suez Software to which Mr. Marquardt may be deemed, in his capacity as a director of New SAC, to have shared voting or dispositive power. Mr. Marquardt disclaims such beneficial ownership.

(9) Includes 88,541 shares of common stock that may be acquired upon the exercise of stock options exercisable within 60 days after February 9, 2001.

(10) See notes 3 through 9.

Directors and Executive Officers
--------------------------------

          Our directors and executive officers and certain information about them as of February 9, 2001 are as follows:

                                                                                Director or Executive
Name                  Age     Position                                             Officer Since
----                  ---     --------                                          ---------------------
Gregory B. Kerfoot... 41     President, Chief Executive Officer and Director             1999

William Gibson....... 52     Chief Operating Officer                                     2000

Eric Patel........... 44     Chief Financial Officer                                     1999

Stephen J. Luczo..... 43     Chairman of the Board of Directors                          1999

Donald L. Waite...... 67     Director                                                    1999

David J. Roux........ 43     Director                                                    2001

John W. Thompson..... 51     Director                                                    2001

David F. Marquardt... 51     Director                                                    2001

Justin Chang......... 33     Director                                                    2001


     Mr. Kerfoot has served as our Chief Executive Officer since August 2000 and as President and a Director since August 1999. Mr. Kerfoot joined Seagate Technology in May 1994 when Seagate Technology acquired Crystal Computer Services Inc., and he continued as Director of Research and Development for such subsidiary. In May 1996, he was appointed President of the Seagate Software business and later in the year was named Executive Vice President and General Manager of the Seagate Software business. In fiscal 1998, Mr. Kerfoot was named Chief Strategic Officer for Seagate Software Holdings, as well as Executive Vice President and General Manager of the Seagate Software business. In August 1999, he was appointed as our President, Chief Operating Officer and a Director. Mr. Kerfoot also serves as a member of the board of directors of VERITAS, a software company.

     Mr. Gibson has served as our Chief Operating Officer since September 2000. From April 1998 to August 2000, Mr. Gibson served as the President, Western Region, of Rogers Wireless, Inc., a communications company. From August 1997 to March 1998, Mr. Gibson served as Vice President--Business Units at Lucent Technologies. Mr. Gibson served as Vice President and General Manager at Sprint PCS from April 1997 to August 1997. Mr. Gibson served as Vice President and Marketing Manager of Ameritech Cellular and Paging from June 1993 to April 1997.

     Mr. Patel has served as our Chief Financial Officer since November 1999. From February 1997 to November 1999, Mr. Patel served in various capacities at University Games, a board game manufacturing company, the most recent of which was Chief Financial Officer and Vice President of

Operations and International Sales and Marketing. From May 1993 to December 1996, Mr. Patel served as Director of Strategy for Dreyers Ice Cream.

     Mr. Luczo has served as our Chairman of the Board of Directors since August 1999 and as our Chief Executive Officer from August 1999 to August 2000. Mr. Luczo became the Chief Executive Officer and a director of Seagate Technology LLC and SAC on November 22, 2000. From July 1998 to November 2000, he served as President and Chief Executive Officer of Seagate Technology and was a director of Seagate Technology from August 1998 to November 2000. He joined Seagate Technology in October 1993 as Senior Vice President, Corporate Development. In March 1995, he became Executive Vice President, Corporate Development and Chief Operating Officer of the Software Group. Mr. Luczo also serves as a member of the boards of directors of Gadzoox Microsystems, Inc., a networking storage company and VERITAS, a software company.

     Mr. Waite has served as a member of our board of directors since August 1999. From November 2000, Mr. Waite has served as Executive Vice President and Chief Administrative Officer of SAC and Seagate Technology LLC. From March 1995 to November 2000, Mr. Waite served as Executive Vice President and Chief Administrative Officer of Seagate Technology. Mr. Waite served as Executive Vice President and Chief Administrative Officer of Seagate Technology. Mr. Waite also served as Chief Financial Officer of Seagate Technology from October 1983 to February 1999. Mr. Waite joined Seagate Technology in 1983 and has served in various roles prior to being named to his current position in March 1995. Mr. Waite serves as a member of the board of directors of California Micro Devices, a thin-film semiconductor company.

     Mr. Roux has served as a member of our board of directors since February 2001. Mr. Roux is a founder and managing member of Silver Lake partners, a private equity firm founded in January 1999. From February 1998 to November 1998, he served as the Chief Executive Officer and President of Liberate Technologies. From September 1994 until December 1998, Mr. Roux held various management positions with Oracle Corporation, most recently as Executive Vice President of Corporate Development. Before joining Oracle, Mr. Roux served as Senior Vice President, Marketing and Business Development at Central Point Software from April 1992 to July 1994. Mr. Roux currently serves as chairman of the board of directors of Liberate Technologies and also is a member of the boards of directors of SubmitOrder.com and Xoriant Corporation.

     Mr. Thompson has served as a member of our board of directors since February 2001. Mr. Thompson is Chairman of the Board of Directors, President and Chief Executive Officer of Symantec Corporation. Before joining Symantec in April 1999, Mr. Thompson held various executive and management positions with International Business Machines Corporation since 1971. Mr. Thompson is a member of the boards of directors of NiSource, Inc., Parago, Inc. and United Parcel Service Inc.

     Mr. Marquardt has served as a member of our board of directors since February 2001. Mr. Marquardt was a co-founder of August Capital, a Menlo Park, California based venture capital firm in 1995. Prior to August Capital, Mr. Marquardt was an officer of Technology Venture Investors, which he co-founded in 1980. Mr. Marquardt is a member of the boards of directors of the

Microsoft Corporation, Netopia, Inc. and Tumbleweed Communications Corp. and a number of private companies.

     Mr. Chang has served as a member of our board of directors since February 2001. Mr. Chang is a Partner of Texas Pacific Group ("TPG"), and has been an executive of TPG since 1993. Prior to joining TPG, Mr. Chang was a Financial Analyst in the Merchant Banking Group and the Mergers and Acquisitions Group of Wasserstein Perella & Co., Inc. Mr. Chang received his M.B.A. from Harvard Business School and his B.A., cum laude, in Economics and Political Science from Yale University. Mr. Chang is a member of the boards of directors of ON Semiconductor, Interlink Group, and Xiotech Corporation.

                   AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation currently provides that the name of the Company is "Seagate Software Information Management Group Holdings, Inc." On February 9, 2001, the Board of Directors adopted resolutions setting forth the proposed amendment to the Company's Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by written consent of the Company's stockholders.

     The text of Article I of the Certificate of Incorporation, as proposed to be amended will read:

     "The name of this corporation is Crystal Decisions, Inc."

     On February 9, 2001, New SAC (the "Majority Stockholder"), approved the Amendment pursuant to an Action by Written Consent of Stockholder. The Amendment will be effective 20 days after mailing to the Company's shareholders.

Purpose and Effect of the Amendment

     The Board of Directors believes that it is in the Company's best interest to change the name of the Company in order to capture the goodwill and marketing benefit of our product names.



                                For the Board of Directors of
                                SEAGATE SOFTWARE INFORMATION
                                MANAGEMENT GROUP HOLDINGS, INC.

                                Gregory B. Kerfoot
                                President and Chief Executive Officer

Dated:  March __, 2001